Exhibit 7.(c)

THIS WAIVER AND AGREEMENT (this “Agreement”) is entered into as of this 22nd day of March, 2010 by and among ViaSat, Inc., a Delaware corporation (“ViaSat”), and certain persons listed on Schedule A hereto (such persons, the “Selling Stockholders”).

WHEREAS, on December 15, 2009, ViaSat entered into a Registration Rights Agreement (the “Registration Rights Agreement”) and Lock-Up Agreements (each a “Lock-Up Agreement” and together, the “Lock-Up Agreements”) with certain holders of common stock of ViaSat named in Schedule 6.3(c)(ii) to the Agreement and Plan of Merger, dated September 30, 2009, by and among ViaSat, Aloha Merger Sub, Inc., a Delaware corporation, and WildBlue Holding, Inc., a Delaware corporation, in consideration of the agreement by ViaSat to issue shares of its common stock (the “Shares”) to such holders as a portion of the merger consideration. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, in connection with a proposed offering (the “Follow-on Offering”) of certain of the Shares set forth on Schedule A opposite each Selling Stockholder’s name in the column entitled “Offered Shares” (the “Offered Shares”) pursuant to the ViaSat Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 22, 2010, as may be amended from time to time (the “Follow-on Registration Statement”), ViaSat has agreed to waive the lock-up restrictions with respect to Transfers (as defined in the Lock-Up Agreements) of the Offered Shares during the Limited Sales Period (as defined in the Lock-Up Agreements) pursuant to the Follow-on Offering (the “Limited Sales Period Restriction”) for each Selling Stockholder that is listed as a selling stockholder in the Follow-on Registration Statement.

WHEREAS, in connection with a proposed offering of the Offered Shares, ViaSat and the Selling Stockholders have also agreed that the indemnities provided by ViaSat and the Selling Stockholders pursuant to Section 5 of the Registration Rights Agreement shall apply to the Follow-on Offering.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.             ViaSat hereby waives the lock-up restrictions applicable to each Selling Stockholder with respect to Transfers of Offered Shares during the Limited Sales Period that are made by each such Selling Stockholder in a registered public offering covered by the Follow-on Registration Statement and no such Transfers shall count towards the Daily Limit or the Monthly Limit.

2.             Notwithstanding any other provisions of the Registration Rights Agreement or the fact that the Follow-on Offering is not being made pursuant to the Registration Rights Agreement, ViaSat and the Selling Stockholders hereby agree that the registration procedures in Sections 4(a)(x) and 4(a)(xii) and the indemnities and contribution arrangements provided by ViaSat and each of the Selling Stockholders pursuant to Section 5 of the Registration Rights Agreement shall apply to the Follow-on Offering as if such offering were being made pursuant to the Registration Rights Agreement and the Follow-on Registration Statement, including any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any amendment or supplement thereto.

3.             All Registration Expenses incurred in connection with the Follow-on Offering shall be borne by ViaSat, other than Securities and Exchange Commission filing fees paid in connection with the registration of the Offered Shares which shall be borne by the Selling Stockholders. All Selling Expenses relating to the Offered Shares shall be borne by the Selling Stockholders.

The foregoing provisions apply only to the transactions expressly set forth herein and do not constitute a waiver or amendment of any other restriction or provision contained in the Registration Rights Agreement, the Lock-Up Agreements, or any underwriting agreement or lock-up agreement executed in connection with the Follow-on Registration Statement, now or in the future, and the undersigned retain their rights with respect to any future transactions.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

[Signatures Appear on the Following Page]

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:	/s/ Keven K. Lippert
Name:	Keven K. Lippert
Title:	Vice President, General Counsel and Secretary

LIBERTY SATELLITE, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:
Name:
Title:

LIBERTY SATELLITE, LLC

By:	/s/ Mark D. Carleton
Name:	Mark D. Carleton
Title:	Senior Vice President

(Signature Page to Lock-up Waiver)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:	/s/ Keven K. Lippert
Name:	Keven K. Lippert
Title:	Vice President, General Counsel and Secretary

INTELSAT USA SALES CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:
Name:
Title:

INTELSAT USA SALES CORP.

By:	/s/ Hank Courson
Name:	Hank Courson
Title:	VP & Treasurer,
Intelsat Corporation,
Acting Under Delegated Authority

(Signature Page to Lock-up Waiver)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:	/s/ Keven K. Lippert
Name:	Keven K. Lippert
Title:	Vice President, General Counsel and Secretary

NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:
Name:
Title:

NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE

By:	/s/ Bernard R. Phillips III
Name:	Bernard R. Phillips III
Title:	CEO & President

(Signature Page to Lock-up Waiver)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:	/s/ Keven K. Lippert
Name:	Keven K. Lippert
Title:	Vice President, General Counsel and Secretary

SPECIAL VALUE OPPORTUNITIES FUND, LLC SPECIAL VALUE EXPANSION FUND, LLC SPECIAL VALUE CONTINUATION PARTNERS, LP TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

VIASAT, INC.

By:
Name:
Title:

SPECIAL VALUE OPPORTUNITIES FUND, LLC SPECIAL VALUE EXPANSION FUND, LLC SPECIAL VALUE CONTINUATION PARTNERS, LP TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Hugh Steven Wilson
Name:	Hugh Steven Wilson
Title:	Managing Partner

(Signature Page to Lock-up Waiver)

Schedule A

THE SELLING STOCKHOLDERS

Name of Holder	Offered Shares
Liberty Satellite, LLC	1,820,839
Intelsat USA Sales Corp.	638,788
National Rural Telecommunications Cooperative	445,260
Special Value Opportunities Fund, LLC	315,149
Tennenbaum Opportunities Partners V, LP	197,154
Special Value Continuation Partners, LP	175,897
Special Value Expansion Fund, LLC	132,951
Total	3,726,038